UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 17, 2019

SIGA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23047	13-3864870
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

31 East 62nd Street New York, New York (Address of principal executive offices)	10065 (Zip code)

Registrant’s telephone number, including area code:  (212) 672-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common stock, $.0001 par value	SIGA	The Nasdaq Global Market

Item 1.01. Entry into a Material Definitive Agreement.

On May 20, 2019, SIGA Technologies, Inc., a Delaware corporation (the “Company”), announced the exercise of an option, optional procurement Contract Line Item Number (“CLIN”) 0009a (“Optional CLIN 0009a”), under its 2018 procurement contract (contract #HHSO100201800019C) with the Biomedical Advanced Research and Development Authority of the United States Department of Health and Human Services (the “2018 BARDA Contract”).  Optional CLIN 0009a, worth a total of approximately $11 million, is for the purchase of raw materials in sufficient quantity to support the manufacture of at least 363,070 courses of oral TPOXX, the Company’s antiviral treatment for smallpox.  The option exercise occurs simultaneously with a modification to the 2018 BARDA Contract (the “Modification”), in which optional CLIN 0009 (“Optional CLIN 0009”) was replaced with four new procurement-related options.  Optional CLIN 0009a was one of these four new procurement-related options.  Each of the other three new options, optional CLINs 0009b, 0009c, and 0009d, individually specify the delivery of approximately 121,000 courses of oral TPOXX worth approximately $34 million, and have not yet been exercised.  Taken together, Optional CLIN 0009a and the unexercised optional CLINs 0009b, 0009c, and 0009d provide for the manufacturing and delivery of 363,070 courses of oral TPOXX with a total value of approximately $112.5 million.  The modification does not change the overall total potential value of the 2018 BARDA Contract, nor does it change the total amount to be paid in connection with the delivery of oral TPOXX courses originally specified in Optional CLIN 0009.

The foregoing description is qualified in its entirety by reference to the Modification, a copy of which is attached as 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) The following exhibits are included in this report:

Exhibit No.	Description

10.1
Amendment of Solicitation/Modification of Contract 0002, dated May 17, 2019, to Agreement, dated September 10, 2018, between the Biomedical Advanced Research and Development Authority of the United States Department of Health and Human Services and SIGA Technologies, Inc. (Certain portions of this exhibit have been omitted pursuant to Rule 601(b)(10) of Regulation S-K. The omitted information is (i) not material and (ii) would likely cause competitive harm to the Company if publicly disclosed).

99.1	Press Release, dated May 20, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGA TECHNOLOGIES, INC.

	By:	/s/ Daniel J. Luckshire
	Name:	Daniel J. Luckshire
	Title:	Chief Financial Officer

Date: May 20, 2019